Exhibit 99.1

Franklin Bank Corp. Signs An Agreement To Acquire First National Bank of Bryan

HOUSTON, December 4 /PRNewswire-First Call/ Franklin Bank Corp. (NASDAQ:  FBTX) (AMEX:  FBK-P) (Franklin or Company), the parent company of Franklin Bank, S.S.B. (Franklin Bank), and First National Bank of Bryan announced that they have entered into an agreement in which Franklin Bank will acquire the outstanding shares of First National Bank of Bryan in exchange for $134.0 million in cash.

“The acquisition of First National Bank of Bryan enhances Franklin Bank’s commercial and community banking businesses in one of the fastest growing markets in the state of Texas and increases the Company’s commercial loan generation capacity,” said Tony Nocella, Franklin’s President and Chief Executive Officer.  “The acquisition also adds attractive commercial lending and depository relationships.”

As of September 30, 2006, First National Bank had $517 million in total assets, $332 million in community banking loans and $448 million in community banking deposits.  For the nine months ending September 30th, First National Bank reported net income of $5.6 million.  Additionally, Franklin will add First National Bank’s six community banking offices to its banking office network.

“Today’s transaction strengthens our already solid position in the Central Texas market,” said Nocella.  “First National Bank of Bryan is the second largest bank in the Bryan/College Station market and has had a ten-year record of strong growth and excellent credit performance.   Its deposit and loan production teams are recognized as industry leaders and we look forward to offering the broader Franklin Bank product line to First National Bank of Bryan’s clients.”

Glenn Mealey, Executive Vice President of Administration and Acquisitions, added, “This transaction provides us additional opportunities for strong loan and deposit growth and opportunities to cross-sell business and community banking products to First National’s existing customer base.  We believe that there are significant economic synergies to be gained by bringing our two very similar community-focused banking operations together.”

Tim Bryan, Chairman and Chief Executive Officer of First National Bank of Bryan, commented, “The merger with Franklin Bank links our company with one of the most dynamic banking organizations in the state and is an attractive financial transaction for our shareholders.  We believe our core commercial lending and community banking units will transition smoothly with Franklin Bank.  The customers of First National Bank of Bryan should expect business as usual.  They will receive the same outstanding personalized customer service to which they have grown accustomed over the many years they have been doing business with First National Bank of Bryan.”

Franklin Bank Corp. will update its 2007 guidance subsequent to the completion of due diligence, which will be completed prior to closing the transaction.  Franklin expects the transaction to be accretive to the Company’s 2007 earnings. The acquisition is expected to be completed in the second quarter of 2007 and is subject to approval of First National Bank of Bryan’s shareholders, regulatory approvals, and the completion of due diligence by Franklin.  The agreement has been approved by both companies’ boards of directors.  “We expect to have First National Bank of Bryan fully-integrated by the end of the fourth quarter 2007,” said Nocella.

“In addition, Franklin is in the process of evaluating the economic benefits of restructuring its single family loan portfolio and raising additional funds to continue the growth of its commercial loan portfolio in 2007 and to remain well-capitalized,” Nocella concluded.

Franklin Bank was represented in the transaction by its legal advisors Bracewell & Giuliani LLP.  First National Bank of Bryan was represented in the transaction by Sutherland Asbill & Brennan LLP.

Contact:  Kris Dillon 713-339-8999

Corporate Overview

Franklin Bank Corp., headquartered in Houston, Texas, was formed in April 2002 and is now a $5.2 billion company. Franklin’s common stock initiated trading on the NASDAQ in December 2003 under the ticker symbol FBTX. Franklin Bank Corp.’s common stock is currently included within the following indices: Russell 3000, Russell 2000, Russell Microcap, American Community Bankers, S&P SmallCap 600 Index, S&P Composite 1500, S&P 1000, NASDAQ Bank, NASDAQ Composite, NASDAQ NNM Composite, and NASDAQ Global Select Market Composite. In May 2006, Franklin raised additional capital through a Preferred Stock offering that is now trading on the AMEX under the ticker symbol FBK-P.

Franklin’s community banking philosophy focuses on a high growth commercial lending approach outside the major metropolitan cities in Texas. In addition to its corporate headquarters in Houston, there are currently 36 community banking offices in Texas, 8 regional commercial lending offices, 38 retail mortgage loan production offices, and a wholesale mortgage production office.

Through its subsidiary, Franklin Bank S.S.B., Franklin offers a wide variety of commercial products that allows it to serve customers in its communities, as well as on a national basis. Franklin Bank focuses on providing high-quality personalized service through its “trusted financial advisors” and strives to meet all financial needs of its customers. In addition to various deposit and loan products, Franklin Bank offers retail brokerage services. For more information, you can visit its website at http://www.bankfranklin.com . Franklin Bank is FDIC insured and an equal housing lender.

Forward-Looking Information

This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, and strategies and the results of the Company’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled.  Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. Readers are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future Company results to differ materially from these statements.

Statements regarding the expected date of completion of the transaction are subject to the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of First National Bank of Bryan will not approve the merger.

Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined company; the general economic conditions, either nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies’ business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

Forward-looking statements may also be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions. Other specific risks related to Franklin include the following: potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the Company is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.